Form C

Cover Page

Name of issuer:

Monday Night Mile LLC | DBA BeerFit

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: GA

Date of organization: 5/1/2014

Physical address of issuer:

1040 W Marietta St. NW
Atlanta GA 30318

Website of issuer:

http://www.runbeerfit.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise, in addition to a $1,995 set-up fee.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

20,000

Price:

$1.00

Method for determining price:

Pro-rated portion of the total principal value of $20,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$20,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/28/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$481,084.00	$31,578.00
Cash & Cash Equivalents:	$481,084.00	$31,578.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$129,497.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$701,514.00	$173,948.00
Cost of Goods Sold:	$11,561.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($289,991.00)	$18,578.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Monday Night Mile LLC | DBA BeerFit

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Garth Wilson	Director of Operations	2015
Nick Borosh	Co-Founder	2014
Matt Johnson	Co-Founder & CMO	2014
Marc Hodulich	Co-Founder & CEO	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Marc Hodulich	7,000,000 Common	60.08

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Lack of market traction
>
> Increased marketing costs due to increasing demand for digital advertising channels, Facebook | Instagram specifically
>
> State alcohol laws could change adversely affecting the company's ability to host events in certain states
>
> Permitting may be denied or delayed in markets requiring the cancellation of events or postponement to later dates
>
> Theft, fire or other extreme weather that could destroy or adversely damage the trailer and contents resulting in loss of all branded items needed to host events. Insurance would cover costs but lost time could result in cancelled events, refunds and loss of revenue.
>
> Competition - event series are easily copied and competitors may erode ticket sales, margins and ability to scale quickly
>
> Bodily injury during or after an event could leave the company liable for personal injury lawsuits and civil claims. The company has set up a robust responsibility and insurance program but the risk still exists.
>
> Loss of key personnel could adversely affect the company's ability to market and host events. This should be mitigated through the use of employee stock option plans but is not a guarantee.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$20,000**

Use of Proceeds: Money invested through Wefunder will fund additional events and be used to market existing events resulting in more awareness, ticket sales and profitability. Investments will fund the launch of BeerFit's new event, The Power Hour Run, hitting markets this fall.

If we raise: **$500,000**

Use of Proceeds: BeerFit will invest in a sponsorship sales role to grow top line revenue and maximize on the growing database of customers.

If we raise: **$1,000,000**

Use of Proceeds: Additional capital will yield buying power for scalable operational expenses such as t-shirts, medals, bibs and other swag items while further investments can be made in marketing partnerships, promotional videos and awareness campaigns.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units**, **Investors will receive a number of Units** calculated as either:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors, or

- (ii) if the valuation for the company is more than **$5.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$5.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Units**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Units**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$5.5 million**) divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Units	2,738,918	1,639,323	Yes	No
Common Stock	15,000,000	9,500,000	Yes	No
Debt Securities			Choose	No
Other				No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	511,691
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than **$5.5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$5.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

We have a revolving loan facility with JPMorgan Chase which we refer to herein as our senior credit facility, under which we are permitted to borrow up to $95,000. The current balance of the senior credit facility is $0.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2015	4 (a) (2)	Priced Round	$665,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

BeerFit is America's Beer Run. We are an event production company passionately delivering unique running races across the country. We started by offering a beer mile, which we trademarked, The Brew Mile. The Brew Mile is a challenge for everyone: a celebration of drinking and running that brought together tens of thousands of amateur runners. Now, we're adding on a new event for the seasoned endurance runner: a Power Hour 60-minute timed run.

At BeerFit, we are always looking for new and innovative ways to challenge the entire running community. Among active adults, running is the most popular exercise activity. We started by appealing to one end of the market, the amateur runner. Now, we're shifting our focus to the other end: the seasoned endurance runner.

Revenue is generated from three main sources. Actual figures presented for YTD 2016
1 - Ticket sales - $613,,000+
2 - Sponsorship sales - $61,000
3 - Merchandise sales $56,000

As the company grows all of these revenue streams will grow in tandem. Ticket sales should increase YoY as we return to previous markets and leverage a growing database. Sponsorship sales are highly correlated to the number of customers and potential impressions. Merchandise sales are derivative of total site traffic, event participants and overall database growth.
BeerFit sells tickets through our website www.runbeerfit.com. We partner with active.com to process ticket sales and service customers. BeerFit employs a variety of methods to generate awareness and sell tickets to customers.

1. Earned Media - National and local press coverage generates initial awareness and interest in the brand
2. Owned Media - We sell the majority of our tickets through our website which has been optimized for email capture and pushing customers into the conversion funnel. Our blog, social media platforms and email database are all key to customer acquisition. Email communication is the primary channel to promote events, new products and updates as the event date nears
3. Paid Media - Facebook and Instagram have proven to be cost-effective channels to reach a highly targeted demographic. These channels are used closer to the event date when customers are most likely to make a purchase.

We originally founded our business in 2014 to bring a once underground track event, the beer mile, to the masses. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

May 2014 - produced first Brew Mile in Atlanta for 250+ runners and beer lovers

October 2014 - partnered with Cigar City Brewing to bring the Brew Mile to Tampa for 750+ runners

November 2014 - partnered with St. Arnold's Brewing to bring the Brew Mile to 2,200+ Houstonians

January 2015 - aquired IP of federal trademarks to Brew Mile and tagline 'Run. Drink. Repeat. Get Weird'

FY 2015

Produced 9 events for over 15,000 runners across NY, PA, TX, TN and OK

Hired key talent from Tough Mudder to round out operations and venue acquisition roles

Jan 2016 - launched The BeerFit 5k

Feb 2016 - acquired IP of federal trademarks to BeerFit

As an early-stage company, we have experienced losses thus far in our operating history, although these losses are diminishing as we reign in SG&A and lower event operating expenses

Our total revenue grew over 400% to $750,000 during the year ended 2015 up from $160,000 during the previous year.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

Lack of market traction to current and newly launched events

Increased marketing costs due to increasing demand for digital advertising channels, Facebook | Instagram specifically

State alcohol laws could change adversely affecting the company's ability to host events in certain states

Permitting may be denied or delayed in markets requiring the cancellation of events or postponement to later dates

Theft, fire or other extreme weather that could destroy or adversely damage the trailer and contents resulting in loss of all branded items needed to host events. Insurance would cover costs but lost time could result in cancelled events, refunds and loss of revenue.

Competition - event series are easily copied and competitors may erode ticket sales, margins and ability to scale quickly

Bodily injury during or after an event could leave the company liable for personal injury lawsuits and civil claims. The company has set up a robust responsibility and insurance program but the risk still exists.

Loss of key personnel could adversely affect the company's ability to market and host events. This should be mitigated through the use of employee stock option plans but is not a guarantee.

Liquidity.
The following table summarizes our cash and cash equivalents and accounts receivable for the current quarter

Liquidity - Period Ending June 30th, 2016

Cash or Cash Equivalents - $151,000

Accounts Receivable - $73,000

Our cash and cash equivalents at June 30th, 2016 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We anticipate using our available cash for operations within the next four to five months. We base this estimate on currently scheduled events and historical overhead.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for our Company and capital to pursue the launch of our new event format, The Power Hour Run. Although the proceeds of this offering are not immediately necessary to the viability of our business, it will be integral to properly launching our new format and marketing existing events to maximize their full potential. Proceeds will enable the business to pursue our main activities in the event that the current slate of events are not profitable and cash flow positive.

Our cash held as of June 30th, 2015 was 100% greater than cash held as of the same date in 2015. This increase resulted primarily from an increase in cash through an equity offering completed in December of 2015.

Capital Resources. We have financed our operations through a private sales of common equity closed in December of 2015. The company has access to a $95,000 line of credit but currently has no principal or interest owed on this credit facility.

Asset-based senior credit facility. We have a revolving loan facility with JPMorgan Chase which we refer to herein as our senior credit facility, under which we are permitted to borrow up to $95,000. The current balance of the senior credit facility is $0. In the past, we have primarily used this line of credit to support event related business activities. Often, we are required to pay deposits to launch events faster than we collect those amounts from customers. As a result, during periods of increasing transaction volume, our cash used in the operations from those solutions exceeds our cash flows from those operations.

Historical Results of Operations. The business has grown each year since inception. Top line revenue has primarily grown as a result of geographic expansion and increased marketing budgets resulting in greater ticket sales. Our total revenue grew over 400% to $750,000 during the year ended 2015 up from $160,000 during the previous year. This increase was primarily driven by geographic expansion which increased by over 300% from the prior year. Offsetting these increases were increases in SG&A and investments in operational assets, federal trademarks and inventory expenses.

We expect these trends to continue in the current fiscal year. However, we do not expect this significant revenue growth to continue exponentially as we slow geographic expansion in 2017. As geographic expansion slows, the company will focus on producing larger, more profitable events, in fewer markets going forward. We expect overall company profitability to increase as events become more efficient and SG&A costs stabilize.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.runbeerfit.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE (Simple Agreement For Future Equity)

Appendix C: Financial Statements & Tax Returns

- CPA Reviewed Statement

Appendix D: Director & Officer Work History

- Garth Wilson
- Marc Hodulich
- Matt Johnson
- Nick Borosh

by Wefunder Portal LLC

INVEST IN BEERFIT RUNNING SERIES

Endurance event production company featuring America's Beer Run


START
START
PROYOKE
PROYOKE

0
investors

$0
raised of $20K-$1M goal

Future Equity (SAFE)

$5.5M valuation cap

A SAFE gives you the right to future shares in BeerFit. If you invest, you're betting the company will be worth more than $5.5M in the future.

INVEST $25,000+ FOR PRO-RATA RIGHTS

$100 min INVEST

FOLLOW FOR UPDATES SHARE TWEET

COMPANY PROFILE ASK QUESTION

> *"We are an event production company passionately delivering unique running races across the country. We started by offering a Brew Mile for everyone: a celebration of drinking and running that brought together tens of thousands of amateur runners. Now, we're adding on a new event for the seasoned endurance runner: a Power Hour 60-minute timed run.*

Marc Hodulich
FOUNDER | CEO, BEERFIT RUNNING SERIES

KEY FACTS

- $750,000+ generated YTD revenue
- Partnerships with Uber, PBR, Miller Coors, and more
- Sold over 25,000 tickets
- Raised $640,000 from 9 investors in current seed round
- Team includes former leaders from national race series Tough Mudder
- Social databases with over 110,000 emails and 75,000 followers

OUR AMBITION

Our ultimate goal? To create the next wave of running events that challenge the entire running community. Among active adults, running is the most popular exercise activity. The 2015 "Running in the USA" Report discovered that more than 52% of active adults run 4-7 hours per week. We started by appealing to one end of the market, the amateur runner. Now, we're shifting our focus to the other end: the seasoned endurance runner.

runbeerfit.com

ENTERTAINMENT BEER EVENTS FITNESS LIFESTYLE RUNNING LIVE EVENTS ATHLETICS APPAREL

INVESTOR PERKS

$500+ Receive a BeerFit swag kit including shirt, koozie and swag bag

$1,000+ Receive two (2) complimentary entries to the BeerFit event of your choosing (travel costs not included)

$5,000+ Receive eight (8) complimentary entries to the BeerFit event of your choosing and VIP treatment including unlimited beer at the event.

$10,000+ Receive an annual phone call from BeerFit CEO, Marc Hodulich, to discuss the year's results and exclusive look ahead to next year

$25,000+ BeerFit will schedule a private Brew Mile for you and up to 10 friends in your city. BeerFit CEO, Marc Hodulich, will personally attend and race all attendees.

WHY I LIKE BEERFIT RUNNING SERIES

BeerFit is poised to make a big impact in the running community and live event market. As Head of Business Development at Active I have seen events such as Tough Mudder and The Color Run grow exponentially by exploiting a gap in the market. I am excited about the prospects at BeerFit as they have clearly recognized a gap and are led by a talented team with vast experience at some of the world's most successful event companies.

Running and beer are a perfect combination and there is no other national player in our client base or across the country better suited to bring it to the masses than BeerFit.



Nick Bodkins

HEAD OF BUSINESS DEVELOPMENT, ACTIVE ENDURANCE | ACTIVE NETWORKS

THE BUZZ ABOUT BEERFIT RUNNING SERIES

I passed a banana, chatted with the Blues Brothers and attempted to keep up with the sriracha. I drank four beers, ran four quarter miles, crossed the finish line and somehow managed to keep it all down. The group's consensus [on getting BeerFit]? Epic Awesome.

USA Today

National Newspaper

BeerFit was an awesome time. I've only run a couple 5K's and most were pretty boring... BeerFit was super fun from the beginning till the finish with good music, fun people, good beer. So much better than the other 5K's I've run. I'll definitely run again.

Sarah P

Participant from San Diego

BeerFit Chicago: Hit the Brew Mile - Paperblog

June 21, 2016

If you've ever dreamt of getting a good workout while drinking beer, your dream has just come true. As BeerFit explains, they believe, "a good workout is made great with an ice cold beer." This way, you can toast at every mile whether you're running the 5k

BeerFit combines running and (responsible) drinking in Pomona

June 21, 2016

Exercising under the influence is not something to run away from at a BeerFit event. BeerFit co-founder Marc Hodulich believes his running event, which combines beer and running, is a unique one. "We put fitness first and celebrate your efforts with

Brewery Runs: The New Color Run?

June 21, 2016

Coming to New York on July 18 (plus Philly and DC later this summer, and even more cities in the fall), the Brew Mile is mercifully short. At just a mile long, the race involves drinking one beer at the start of each quarter mile.

Latest fun-run trend: Chugging along the epic Brew Mile

June 21, 2016

NASHVILLE -- In order for it to be epic awesome, an epic disaster has to be possible. Those sage words pretty much summed up my pre-beer mile mentality. But I can't take credit for the wisdom - that goes to one of my co-conspirators, a friend who

Brew Mile brings beer-fueled race to Ky.

June 21, 2016

You can't spell running without beer - or at least that's what runners might be thinking after they chug down four brewskis while jogging a mile around the Papa John's Cardinal Stadium track this weekend. Sound like a bad idea? Probably.

MILWAUKEE JOURNAL SENTINEL

BeerFit satisfies thirst for fun

June 21, 2016

Kayleigh Norton and her friends Erin Grim and Katie Vettern, of Milwaukee, spent Saturday morning not sleeping in or browsing their social media, but together at the Milwaukee Mile at State Fair Park, wearing tutus and running pants, which was

Shepherd EXPRESS

Beerfit Beer Run Coming to Milwaukee | Around Milwaukee

February 29, 2016

Photo Courtesy Artie White, Flickr CC Beerfit, which bills itself as "America's Beer Run", will make a stop in Milwaukee on May 7. There are two separate options for runners depending on what you value more, running or beer. The 5K Classic is what

ELITE DAILY

Chug, Chug, Chug: This 1-Mile Race Actually Replaces Water With Beer

August 3, 2015

So, how did sticking to your New Year's resolution go? Every year, approximately 38 percent of Americans make resolutions related to weight loss, healthy eating habits and better fitness routines in general. If you were one of those people who ended up

Philadelphia MAGAZINE

Can You Drink Four Beers and Run a Mile? Find Out at the Brew Mile This Summer

June 15, 2015

If you're a runner, you're probably familiar with the concept of a beer mile, but for those who aren't, it goes like this: Chug a beer, run a quarter of a mile, chug a beer, run a quarter of a mile, chug a beer, run a quarter of a mile and - you guessed it!...

DRAFT MAGAZINE

Behind the Brew Mile

November 6, 2014

In college, Marc Hodulich could crank out a 4:15 mile as a track athlete at Auburn University. But his friends were more impressed with his 7-minute beer mile. "I looked forward to the annual beer mile at the end of every track season," he said.

25,000 PEOPLE HAVE EARNED THEIR BEER

We believe a good workout is made great with ice cold beer. Our community of runners value living in the moment, making memories with friends and leaving it all out on the race course. BeerFitters make the most of every mile and toast the journey every step of the way.






START



ONE-OF-A-KIND RACES

We're a company that's built around this unique idea that you have to earn your beer. The Power Hour Run challenges runners to see how far they can run in an hour, while The Brew Mile offers the unique mix of running and beer done simultaneously.

THE Brew MILE

Drink a beer every quarter mile over the course of a mile. 4 beers. 1 mile. The Brew Mile celebrates the ethos of the beer mile in a safe, responsible and large scale format.

POWER HOUR RUN

A 60-minute timed run where endurance runners try to run as many one-mile loops as they can. After, runners earn a t-shirt emblazoned with the number of miles they ran in that timeframe.

3 YEARS OF RAPID GROWTH

The BeerFit business model started simple: selling tickets to a beer mile challenge. Today, we've added another event, The Power Hour, and scaled with merchandise sales and new sponsors. In the past 6 months, we've generated more ticket sales and revenue than in the entire year of 2015 .



15K
12K
9K
6K
3K
0
13,031 Tickets Sold in 2016
Jan-Jun '14
Jul-Dec '14
Jan-Jun '15
Jul-Dec '15
Jan-Jun '16
Tickets Sold Per Half Year

20 events so far	**25,000** total tickets sold	**80%** of events are profitable

REVENUE CONTINUES TO GROW EXPONENTIALLY

Revenue is on pace to double again in 2016. Ticket sales, sponsorship revenue and merchandise sales have all eclipsed 2015 totals through half the calendar year.


$1.5M
$800,000
$900K
$600K
$300K
$0
$1.5 M Estimated Total Revenue for 2016
2014 Revenue
2015 Revenue
2016 Revenue (Jan-Jun)
Ticket Sales
Merchandise Sales
Sponsorship Sales

SPONSORS

UBER
MillerCoors
Pabst Blue Ribbon
TOPGOLF
World of Beer
Cigar City Brewing
Michelob ULTRA
Sixpoint Craft Ales

COAST TO COAST EXPANSION

We have 7 races planned for Fall 2016, returning to 4 cities and introducing ourselves to 2 new ones: Hartford, Connecticut and Boston, Massachusetts.


Visiting this location again
Visited this location already
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WE HAVE THE EXPERTISE

Our investors and operations team includes former leaders from the top national race series Tough Mudder and the founder of the Wall Street Decathlon. We bring the rigor, insider-knowledge and the leadership to execute top level events and take advantage of this gap in the running market.


START




BEERFIT



SEE YOU AT THE FINISH LINE

The BeerFit Running Series was created to celebrate our love of running and beer through the production of running events across the nation. In two short years we have sold over 25,000 tickets and generated over $1.5M in revenue from runners and beer lovers from coast to coast.

We are incredibly excited to be able to raise funds for our next phase of growth through the WeFunder crowdfunding platform. This will enable all our previous and future participants the ability to invest in our company and share in the exciting trajectory at The BeerFit Running Series. These investments will go towards the launch of our exciting new format, The Power Hour Run. This race will be targeted to the endurance running community and offer runners the challenge of finding out how many miles they can run in an hour.

We are committed to producing first class running events for runners and beer lovers alike. I am personally very excited about our next phase launching The Power Hour Run and deepening our connection to the running and beer communities. It is with great pride and sincere gratitude that I thank you for your investment in BeerFit. I look forward to realizing our vision and growing The BeerFit Running Series together.

Run Hard. Drink Easy.



Marc Hodulich
Founder + CEO
6:13 Beer Miler

MEET THE FOUNDERS



Marc Hodulich

Founder | CEO

Previously Founder of The Decathlon • Sold over $2M in sponsorships • Former Sr. Consultant Towers Watson • All SEC Academic member of Auburn Track Team • Finance major with honors



Matthew Johnson

Founder | CMO

Former CMO at Tough Mudder and Seamless • Grew annual sales $20m to $120m and annual customers from 140,000 to 700,000 at TM • Georgetown University Double major in Marketing and Entrepreneurship

AND THE REST OF THE TEAM



Garth Wilson

Head of Operations

Spearheaded course design, operations and safety at Tough Mudder from 2011 - 2014 • Proven leader and event delivery specialist • Washington College graduate



Reed Raskin

Director Venue Operations

Former Venue Manager at Tough Mudder • Grew annual events from 14 to 70, including expansion to 3 continents and 9 countries

DETAILS

How does BeerFit make money?

– COLLAPSE ALL

Revenue is generated from three main sources. Actual figures presented for YTD 2016
1 - Ticket sales - $613,000+
2 - Sponsorship sales - $61,000
3 - Merchandise sales $56,000 ($42,000 on site | $14,000 online)

As the company grows all of these revenue streams will grow in tandem. Ticket sales should increase YoY as we return to previous markets and leverage a growing database. Sponsorship sales are highly correlated to the number of customers and potential impressions. Merchandise sales are derivative of total site traffic, event participants and overall database growth.

How does BeerFit acquire customers?

BeerFit employs a variety of methods to generate awareness and sell tickets to customers.

1. Earned Media - National and local press coverage generates initial awareness and interest in the brand

2. Owned Media - We sell the majority of our tickets through our website which has been optimized for email capture and pushing customers into the conversion funnel. Our blog, social media platforms and email database are all key to customer acquisition. Email communication is the primary channel to promote events, new products and updates as the event date nears

3. Paid Media - Facebook and Instagram have proven to be cost-effective channels to reach a highly targeted demographic. These channels are used closer to the event date when customers are most likely to make a purchase.

Why should I invest in BeerFit?

BeerFit is a proven company run by an experienced team passionate about live events, running and beer. Over 80% of events have been cash flow positive since inception providing a much lower risk investment with acquisition opportunities. The series has quickly expanded nationally while building an impressive owned media database across email and social channels. The company is run by executives from Tough Mudder adept at building scalable systems for efficient growth and profit optimization.

Does BeerFit have insurance?

Yes. BeerFit has an impressive array of insurance policies designed to protect the company and investors. Current policies include

- $10M umbrella policy
- $2M per occurence general liability
- $1M liquor liability policy

How does BeerFit approach responsibility and liability while serving alcohol?

BeerFit has made significant investments and developed a comprehensive approach to reduce liability and provide protection to the company and investors

Current policies include

- $10M umbrella policy
- $2M general aggregate policy
- $1M liquor liability policy

The company has developed the following approach to mitigate risk and shift liability to the consumer and vendors (e.g., bartenders)

- Every competitor must complete an online waiver to compete
- Every competitor must complete an online survey prior to the event answering one simple question - “How will you get home safely from the event?”. The multiple choices are public transportation, private transportation (Uber) or designated driver.

- All competitors must attest that they are 21 years of age and present a valid ID to an off duty police officer to gain entry
- Every competitor must sign a waiver on site to gain entry to the event
- All bartenders are hired under contract to enforce state and local laws and retain the right to refuse service to anyone
- Every event site has ample signage stating the following responsibility policy displayed on our site

What assets does the company own?

BeerFit's most valuable assets are the intellectual property (IP) and customer databases that have been built over the last 18 months.

- Registered trademarks include Brew Mile and BeerFit in numerous categories from live events, beer festivals, running races and merchandise sales
- BeerFit has a growing email database of over 110,000 subscribers
- Social Media channels boast a combined 70,000 followers across Facebook, Twitter and Instagram

The company also owns all event production needs including inflatables, branded tents, event signage and merchandise inventory to name a few.

Did any of the founders invest their own money into BeerFit?

Yes. Both founders, Marc Hodulich and Matt Johnson, invested over $50,000 into the startup costs of BeerFit. Both founders have also contributed an impressive amount of sweat equity by working without a salary over the first 15 months.

What will BeerFit do with the capital raised?

Money invested through Wefunder will fund additional events and be used to market existing events resulting in more awareness, ticket sales and profitability. Investments will fund BeerFit new event, The Power Hour Run, hitting markets this fall.

BeerFit will invest in a sponsorship sales role to grow top line revenue and maximize on the growing database of customers.

Additional capital will yield buying power for scalable operational expenses such as t-shirts, medals, bibs and other swag items.

What are you building?

We're building a national running series focused on unique events combining a good run and an ice cold beer. I think that you've seen a proliferation of fun runs across the country, and we're really about bringing the broader community of runners and beer lovers together.

How did you decide to work on this project?

I ran track in college and, at the end of every hard-fought season, did a beer mile. That was one of the things I looked forward to the most: putting in all this hard work and then doing this crazy challenge with my teammates. After college I saw an opportunity to bring this challenge and celebration of beer and running to the masses. Our first event, The Brew Mile, was an immediate success and has propelled us to launching more distance oriented challenges with the promise of cold beer at the finish.

What is a beer mile?

A beer mile is where you have the opportunity to drink a beer every quarter mile over the course of a mile. 4 beers. 1 mile. We have built our version, The Brew Mile, to celebrate the ethos of the beer mile in a safe, responsible and large scale format. This new format for the Brew Mile opens up the experience of a beer mile to everyone. The beer mile was a track event done on very small scales; the Brew Mile allows thousands of people to participate in that same thing.

The beer mile has a load of rules and regulations behind it and gets really intense; we wanted ours to just be really fun for people. We're also really tuned in to safety; there's water at each beer station and no requirement to drink the beers. With the Brew Mile, the four beers are an opportunity not a requirement. Really, it's just a celebration of running and beer together.

What new events are you adding to BeerFit? ^

With the success of the Brew Mile, we saw the real potential in reaching out to the broader distance running community and introducing something totally new, The Power Hour Run. The Brew Mile introduced many non-runners to running and now we are bringing a totally new format to established runners. The Power Hour Run asks distance runners a simple question; How many miles can you run in an hour?

What is the Power Hour Run? ^

Right now, we're launching a new event called the Power Hour Run. It's a 60-minute timed run, where runners, endurance runners specifically, try to run as many one-mile loops as they can within an hour. At the end of the hour long run, runners earn a performance tee emblazoned with the number of miles they were able to run in that timeframe.

We keep the intensity going by emphasizing that this is a run where you have to earn your reward. You don't just get a participation medal, you don't just get a shirt for showing up. You only get one if you can run at least 3 miles during the run. Runners doing more miles earn a different color tees highlighting their mileage total during the race.

With the Power Hour, we're reinventing what the challenge in distance running is. It's not just about finishing the race. It refocuses running on a competition with yourself, setting new PRs and new goals.

What's the difference between the Brew Mile and the Power Hour Run? ^

The Power Hour Run is geared more toward half-marathoners, 10K runners, and other distance runners. The Brew Mile is geared towards the more fun-run type people and the beer lovers, and focuses on giving them a unique challenge by adding beer to the course. The two work great side by side as they both present new formats and challenges to elite and casual runners alike.

How do you differentiate yourself from other fun runs? ^

There's been a real proliferation of 5Ks that have a theme. The race distance is always the same and nothing is really unique about the challenge. At BeerFit, the events themselves present a new challenge. The Power Hour Run challenges runners to see how far they can run in an hour, while The Brew Mile offers the unique mix of running and beer done simultaneously. We're a company that's built around this unique idea that you have to earn your beer.

In launching The Power Hour we are flipping traditional racing on its head. On other runs, you're given the same distance as everyone else and are judged on how quickly you can cover that distance. Here, we're giving you just one hour, and you're judged on how far you can push yourself within that timeframe.

Generally though, across all our races, our main difference is the level of production we put behind our runs. We're founded by former executives from Tough Mudder, and so we have a lot of event experience on the team. We're doubling down on our production and entertainment expertise with BeerFit. We're pushing beyond the format of a running to include other activations surrounding the race itself.

Can you walk us through the production? What makes your events so enjoyable? ^

First off, you're part of a big event. It's not just a race; it's a celebration of running and beer. Involving sponsors is a big part of that. They'll put on games pre-race and post-race, so there's always things to do. We'll have a 20 foot tall beer pong inflatable. Of course, you can't actually play a game of 20 ft tall beer pong, but it's an activation: you can still throw a ball up and see if you can make a shot at 10, 12, 15 feet high and win different prizes. That's not to say there isn't plenty of beer involved, as well— there is. You're finished running and pushing yourself to the limit. What better way to celebrate than with an ice-cold beer afterwards?

Who are your customers? ^

The demographic is pretty straightforward: runners and beer-lovers. Beyond that, you see two major trends bringing people into the event. With the Brew Mile, we see a demographic that cares a lot about the experience. They want to try new things, be outside, and just try a new challenge. The Brew Mile draws a crowd of people looking to be entertained. The Power Hour, on the other hand, draws in runners looking for a new kind of challenge. It's an event created by runners, for runners. It's much more geared toward distance runners and endurance athletes who are looking for something new within the running community.

What is your long-term vision for BeerFit?

BeerFit is bringing a whole new demographic into running. BeerFit will become the race series to bring runners and beer lovers together on a very large scale. That's a natural alliance; time and time again you'll see running clubs finishing at a bar. BeerFit is really a lifestyle company built around this really unique marriage of running and beer.

We're building those events into a lifestyle brand; we have an online shop and we sell merchandise, and we're seeing that pick up more and more. We're really becoming the all-encompassing place that's a celebration of runners who really like to earn their beer and share it with others who are like-minded.

The real future of the company, though, is around expansion into events like the Power Hour, which is what we're currently raising funds for. Bigger picture, our goal is to bring new formats into running, while always ending each celebration with an ice cold beer.

Why do you see such a demand for innovation in the running community?

As a runner, you're constantly looking for a reason to do a race. You'll find that people will look for an exotic location, or a distance they haven't done, or what medal or t-shirt they can get from it. More than anything, they're looking for a new challenge.

That's why we're so excited about The Power Hour Run. No one out there in the space is creating a course this innovative: one that challenges runners of every ability level to just go out and do their best for an hour, pushing your own boundaries. BeerFit as a brand has been all about innovating on different ways to challenge yourself. With the Brew Mile, we created the fun challenge of drinking beer while you run. With the Power Hour, we're shifting to the very serious challenge of testing your body for an hour and seeing how far you can go.

With the Power Hour, you've never just finished the race. You always have a reason to come back and earn that next level. If you ran 6 miles this year, there's a reason to come back and run 7. That's not the case with conventional races. If you've done a 5K, you probably ran your best 5K time when you were in your early 20s, and there's not a whole heck of a lot of reasons to go train hard for a 5K anymore. When you give people a new format to test themselves in, it's something new to get those competitive juices flowing. It's an opportunity to rise to the occasion and meet a challenge they haven't faced before.

As we move forward, we'll continue to roll out new formats and new ways to challenge runners, keeping them constantly engaged with reason to come back to our events over and over.

How big is the market?

Running is the most common fitness activity among active adults. If you look at the 2015 Running USA survey, the half marathon was the most popular race distance in America last year. There are over 13 million people just doing half marathons alone. That demographic of endurance athletes— people running for over one hour, 5 or 6 days a week— are the people the The Power Hour Run is geared toward.

On the other side of the running spectrum, you have the experiential consumer and the casual runner. We've been seeing a proliferation of themed races like the Color Run and Tough Mudder that have brought people into running, people who've probably never thought they'd do a 5K before. These are the people the Brew Mile is geared toward, with a little more of a party atmosphere, a more grown-up celebration of running and beer.

Within these two formats, there's a very large demographic of people to target: tens of millions of runners at both ends of the spectrum. All these runners can find an experience for them within one series: BeerFit.

Who are your competitors and how are you different?

There's an oversaturation in the space of the theme 5K market. At this point, you can think of any type of theme and people have put a 5K race around it. But, these theme runs are really surviving off of a gimmick. Beer, on the other hand, is substantive. It's highly valued on its own, and even more so as part of a unique racing series. Using that, we differentiate ourselves by rewarding our runners with what we think is a genuine reward for their run: a good ice-cold beer.

In the endurance space, there are certainly some other great players. The Rock ‘n’ Roll marathon series would be a direct competitor, as well as the Hot Chocolate Run, which is a 15K timed race. The difference here is that we’re giving you an entirely new challenge that is time-based. While these other endurance races will have you running for more than an hour, we believe this is actually more of a challenge because it really requires that you operate at 100% for the full hour. The goal is bigger than just crossing the finish line. Put simply - no one offers a time-based format. The Power Hour fills that gap with a one hour timed run answering the question -- How far can you run in an hour?

Another main differentiator in the endurance space is that we’re not about participation medals, we’re not about everyone getting something just for showing up or paying their entry fee. We’re about you earning what you take home and being proud of the effort that you put forwards. It’s not just about finishing, it’s about achieving your personal best.

How many events have you run, and how profitable have they been?

We’ve been in business for two years, and have produced 20 events since inception. Events, on average, operate at a 40% margin. The major ways we make money is through selling tickets and securing sponsorships. Other derivative revenue streams can be quite lucrative as events grow in size. We capitalize on our events through beer and food sales, parking revenue and merchandise sales from the event.

These factors increase year over year over year as you build your list and marketing. The more tickets you sell, the more derivative revenue you’ll have, the more sponsorships you’re able to sell. We’re constantly bringing in new people through digital advertising, marketing partnerships, and through our growing email list. And then, when they’ve bought their tickets and are at the race, it’s about delivering a really top-shelf performance to get them coming back the next year.

What is your growth strategy?

Growth will come from launching new event formats, activating in new cities and returning to successful markets with repeat customers.

Right now, we’re focusing on pouring a lot of time, energy, and resources into the launch of the Power Hour Run. Looking ahead over the next year, we’ll be focused on producing larger and larger events that can penetrate the market deeper, and producing more profitable events. With the Power Hour particularly, we’re looking to tap into a base that is much more likely to make our run an annual event rather than a one-off fun afternoon.

Can you tell us about your team?

I [Marc Hodulich] ran college track at Auburn and was a management consultant in New York City. I started a charity event, the Wall Street Decathlon, which I sold out of last year. It’s been a very highly covered event in the media.
My business partner, Matt Johnson, was Chief Marketing Officer at Tough Mudder. Prior to that, he was at SeamlessWeb and helped grow that substantially. We met through a mutual friend, and we were both looking for a new challenge, so we decided to build this together.
We’ve hired some key employees, as well. Garth Wilson and Reed Raskin are both from Tough Mudder and had overseen course design and venue acquisitions, respectively, at Tough Mudder. We formed the team based on a very high standard of event production, with a strong foundation in sponsorship sales and partnerships. Our pedigree in creating new events is coupled with the experience to scale things quickly, do things profitable and reliably, and overall just deliver events and a very high scale and level.
The BeerFit staff comes with a wealth of live event experience through one of the world’s most successful event companies, Tough Mudder. We bring the rigor, expertise and the management leadership to execute top level events and take advantage of what we believe is a gap in the running market.

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RISKS SPECIFIC TO BEERFIT RUNNING SERIES

1. Lack of market traction

2. Increased marketing costs due to increasing demand for digital advertising channels, Facebook | Instagram specifically

3. State alcohol laws could change adversely affecting the company's ability to host events in certain states

4. Permitting may be denied or delayed in markets requiring the cancellation of events or postponement to later dates

5. Theft, fire or other extreme weather that could destroy or adversely damage the trailer and contents resulting in loss of all branded items needed to host events. Insurance would cover costs but lost time could result in cancelled events, refunds and loss of revenue.

6. Competition - event series are easily copied and competitors may erode ticket sales, margins and ability to scale quickly

7. Bodily injury during or after an event could leave the company liable for personal injury lawsuits and civil claims. The company has set up a robust responsibility and insurance program but the risk still exists.

8. Loss of key personnel could adversely affect the company's ability to market and host events. This should be mitigated through the use of employee stock option plans but is not a guarantee.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

BeerFit Running Series is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Garth Wilson

Director of Operations at BeerFit Running Series

Brooklyn, New York | Sports

Previous: Gradible, Tough Mudder LLC

Education: Washington College

Send Garth InMail

500+ connections

https://www.linkedin.com/in/garth-wilson-b5450422

Contact Info

Background

Skills

Top Skills

- 13 Event Management
- 9 Event Planning
- 1 Operational Planning
- 6 Training
- 9 Leadership
- 10 Management
- 2 Process Improvement
- 1 Emergency Procedures
- 5 Employee Relations
- 3 Public Speaking

Garth also knows about...

- 1 Microsoft Excel
- Events
- 2 Project Planning
- 4 Analysis
- 10 Recruiting
- 3 Microsoft Office
- 2 Project Management

Experience

Director of Operations
BeerFit Running Series
August 2015 – Present (11 months) | Greater Atlanta Area

Operations Manager
Gradible
April 2014 – July 2015 (1 year 4 months) | Greater New York City Area

Gradible is the online destination for the 43 million people who hold student loans in the US. Our proprietary technology and team of student loan experts help in-debt individuals manage and optimize their student loans quickly and easily. Seventy percent of individuals with student loans are paying more than needed each month, simply because they're not aware of solutions that fit their unique circumstances, or are unsure how to navigate the complexity of the student loan repayment space. Gradible solves this problem with a free, simple, intuitive application which quickly matches them with qualifying programs, and helps them through the complexity of the approval process.

At Gradible, we are committed to helping these people, who hold $1.3 trillion in U.S. student debt, understand and optimize their loan situation with the options they are entitled to.

Gradible participated in AngelPad's Spring 2014 class and is backed by leading venture capital firms and angel investors.

Process Innovation Manager - Safety and Medical
Tough Mudder LLC
December 2013 – April 2014 (5 months) | Greater New York City Area

Supporting the Event Production and Event Services teams from our centralized Process Innovation Department, my focus is on implementing improvements within Tough Mudder's site safety practices and medical provision.

Course Manager/Course Supervisor/Operations Supervisor
Tough Mudder LLC
October 2011 – December 2013 (2 years 3 months) | Greater New York City Area

As part of the Event Production team, I designed and delivered the full scope of Tough Mudder's Field of Play for select events across the US, Canada, and Australia.

Education

Washington College
BA, Mathematics
2005 – 2009

Activities and Societies: Phi Beta Kappa, National Academic Honor Society

University College Cork
Study Abroad Program
2007 – 2007

Arizona State University
OSHA – Hazard Recognition for the Live Event Industry
2014

Kent County Highschool

Kent County Highschool


BEERFIT

Marc Hodulich

Founder | The BeerFit Running Series

Atlanta, Georgia | Entertainment

Current BeerFit Running Series
Previous Wall Street Decathlon, Towers Watson, Highland Associates
Education Auburn University

Send Marc InMail

465 connections

https://www.linkedin.com/in/marc-hodulich-31953213

Contact Info

Background

Experience

Founder + Managing Partner
BeerFit Running Series
September 2014 – Present (1 year 10 months) | www.runbeerfit.com

BeerFit has created a new category of experiential events combing running and beer. The headlining event, The Brew Mile, has quickly expanded to operate events in 10+ states and entertain over 20,000 participants.

Marc has led the event series from a local craft brew after work event to a nationwide series. Key hires from Tough Mudder have added to the solid foundation of event production, marketing and logistics expertise.

The BeerFit Series is expanding in 2016 to include a 5k and 2 mile runs that will attract an even broader demographic of runners and beer lovers alike. Let's get weird.

Co Founder + Executive Producer
Wall Street Decathlon
October 2008 – October 2015 (7 years 1 month) | New York City

www.thedecathlon.org

The Wall Street Decathlon is NYC's premier athletic event. Athletes compete for the title of "Wall Street's Best Athlete" and raise money for pediatric cancer research at Memorial Sloan-Kettering Cancer Center.

Since 2009, The Decathlon has raised over $6M for pediatric cancer and the world's oldest and largest private cancer institution, MSKCC. Nationally recognized in Sports Illustrated, ESPN, The Wall Street Journal and The New York Times, The Decathlon is an athletic event unlike any other.

The Decathlon is similar to the NFL combine but made for Wall Street athletes, executives and weekend warriors. Awards are given for Top Fundraisers, Age Group and Executive Competition winners.

100% of all donations support pediatric oncology research at MSKCC.

Consultant
Towers Watson
May 2004 – December 2011 (7 years 8 months) | New York City

Executive Compensation | Rewards | Board Consultant

Analyst
Highland Associates
September 2002 – July 2003 (11 months)

Skills

- 8 Financial Modeling
- 7 Competitive Analysis

Education

Auburn University
Bachelor, Finance, Accounting
1998 – 2002

Activities and Societies: Men's Track & Field Team

Additional Info

- **Personal Details**

Birthday June 10

Groups

The Combine Series
24 members
+ Join



Matt Johnson

Entrepreneur & Full-Stack Marketer

Greater New York City Area | Marketing and Advertising

Current Root Down Strategy, BeerFit Running Series

Previous Tough Mudder LLC, Seamless.com, Collegeboxes, Inc.

Education Georgetown University

Send Matt InMail

500+ connections

https://www.linkedin.com/in/matthewajohnson

Contact Info

Background

Summary

As an entrepreneur and advisor, I create scalable, highly adaptable marketing and sales infrastructure that generates explosive growth.

Notable Experience:
CMO at Tough Mudder responsible for growth from $20m to $120m of revenue
VP of Marketing at Seamless responsible for growth from $0 to $150m of revenue

Industry Specialities:
Startups, Ecommerce, Music, Sports, Events, Entertainment & Media

Domain Specialties:
Team Leadership/Development, Organization/Operational Efficiency, Process Design, P&L Responsibility, Competitive & Market Analysis, Marketing Strategy & Execution, Strategic Partnership Development, Digital Advertising, New Media Strategy, Copywriting, E-Commerce

Experience

Founder & Principal Consultant
Root Down Strategy
August 2013 – Present (2 years 11 months) | Brooklyn, New York

Boutique consulting firm specializing in delivering marketing and sales solutions for high-growth companies in events, entertainment, and ecommerce. Specialties run across the entire funnel -- branding, customer acquisition, conversion optimization, strategic partnership development, digital advertising, email marketing, content marketing, marketing automation, CRM management, and analytics.

Co-Founder
BeerFit Running Series
October 2014 – Present (1 year 9 months) | www.runbeerfit.com

At BeerFit, we believe a good workout is made great with ice cold beer. Our community of runners value living in the moment, making memories with friends and leaving it all out on the race course. Whether it's a casual jog or a road race, BeerFitters make the most of every mile and toast the journey every step of the way. Are you BeerFit?

Chief Marketing Officer
Tough Mudder LLC
July 2011 – August 2013 (2 years 2 months) | Brooklyn, New York

Tough Mudder is a team-oriented 10-12 mile (18-20 km) obstacle course designed to test physical strength and mental grit. Tough Mudder puts camaraderie over finisher rankings and is not a timed race but a team challenge that allows participants to experience exhilarating, world-class obstacles they won't find anywhere else.

Notable:
Oversaw the company's positioning, brand development, customer acquisition & retention, advertising, customer insights, website, social media, product merchandising, content marketing, customer service, and communications/public relations efforts.

Hired and managed an internal marketing team of 15 + multiple agency partners

Drove revenue growth from $20m to $120m in 2 year period

▾ 2 recommendations

Will Dean
CEO & Founder at Tough Mudder LLC

Matt came to us at a stage of Tough Mudder's growth where we needed a strong leader to better coordinate what had become a... View↓

Marc Ackerman
Senior Vice President, Legal and Busine…

Matt is a passionate, creative and business-savvy marketing professional. He consistently pushes himself, his team and... View↓



Extreme Obstacle Course Races Forge a Bo…


TOUGH MUDDER 2012

Tough Mudder 2012 | Official Video

VP of Marketing
Seamless.com
January 2008 – July 2010 (2 years 7 months)

Seamless is the leading source of local restaurant information and mobile/online ordering. Founded in 1999, Seamless powers a robust e-commerce marketplace connecting over 12,000 restaurants across 12 major US metropolitan areas and London with a vast community of diners via Seamless.com, MenuPages.com (acquired in October 2011), native applications for iPad, iPhone, Android and Blackberry, and "powered by Seamless" restaurant-branded websites. Over 2 million individuals and many of the world's largest companies have made Seamless their preferred service for local restaurant discovery and mobile/online food ordering by placing more than 50 million food orders across the company's properties. Seamless was backed by investors Spectrum Equity Investors, Stripes Group, and Warburg Pincus.

Notable:
Coordinated all B2C business development functions including website development, marketing strategy & execution, customer relationship management, and key partnership negotiations.

Drove annual revenue growth from $0 to $150m in 4 year period.

Recognized as 'Innovator of the Year' at Seamless in 2008

▾ 1 recommendation

Seth Gaffney
Founder / Chief Strategy Officer at PREACHER

Matt is one of the most well-rounded professionals and people, with whom I've had the fortune of working. He uses creativity, business savvy and cultural intelligence to make decisions and is often ahead of trends. He's comfortable at Online... View↓

Product Manager – Consumer Websites
Seamless.com
January 2005 – December 2007 (3 years)

Responsible for the development, launch, and ongoing leadership of Seamless.com. Coordinated expansion of service into 14 new markets, including international expansion to London. Developed, executed, and tracked the success of promotional programs through hundreds of channels.

Recognized as 'Manager of the Year' at Seamless in 2007

Ordering Takeout Online: A Dot-Com Idea Re…

Project Manager
SeamlessWeb
January 2004 – December 2004 (1 year)

Sales Associate
SeamlessWeb
June 2003 – December 2003 (7 months)

Campus Manager
Collegeboxes, Inc.
December 2002 – May 2003 (6 months)

Collegeboxes is the #1 student summer storage and shipping provider in the country.

Skills

Top Skills

30	Strategic Partnerships
23	Online Advertising
19	Social Media Marketing
17	Marketing Strategy
10	Business Development
8	Digital Marketing
6	E-commerce
4	Copywriting
4	Email Marketing
2	Strategic Planning

Matt also knows about...

- 2 Market Research
- 1 New Media Strategy
- 1 Integrated Marketing
- 1 Lead Generation
- Marketing Analytics
- Product Development
- P&L Responsibility

Education

Georgetown University
BS, Marketing, Entrepreneurial Management

Studied strategic management at Oxford University, UK

Activities and Societies: Soccer, Crew, Delta Sigma Pi Business Fraternity

Additional Info

- **Interests**

Music, Tech, Skiing, Soccer, Basketball, NYC, Urban Planning, Entrepreneurship

Recommendations Received (3) Given (1)

Chief Marketing Officer
Tough Mudder LLC



Will Dean
CEO & Founder at Tough Mudder LLC

"Matt came to us at a stage of Tough Mudder's growth where we needed a strong leader to better coordinate what had become a wide and disparate range of marketing activities due to the company's extreme growth.

Matt joined as our CMO and hit the ground running, effectively overseeing the entire marketing platform including the company's positioning and brand development,... **more**

November 26, 2013, Will managed Matt at Tough Mudder LLC



Marc Ackerman
Senior Vice President, Legal and Business Affairs and General Counsel at Tough Mudder

"Matt is a passionate, creative and business-savvy marketing professional. He consistently pushes himself, his team and other executives to think about how to grow brands in new and interesting ways. I thoroughly enjoyed working with Matt, and he would be a true asset to any company, particularly one experiencing the challenges of rapid growth.

November 13, 2013, Marc worked with Matt at Tough Mudder LLC

VP of Marketing

Seamless.com



Seth Gaffney

Founder / Chief Strategy Officer at PREACHER

"Matt is one of the most well-rounded professionals and people, with whom I've had the fortune of working. He uses creativity, business savvy and cultural intelligence to make decisions and is often ahead of trends. He's comfortable at Online Marketing conferences as he is at SXSW Music Festival, and he is best when applying his many passions to his job. At SeamlessWeb, he... **more**

October 20, 2009, Seth was with another company when working with Matt at Seamless.com

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Nick Borosh

Creative Manager at Laser Spine Institute

Tampa, Florida | Hospital & Health Care

Current	Laser Spine Institute, BeerFit Running Series, Pueri Elemental, LLC
Previous	Raymond James Financial Inc.
Education	Appalachian State University

Send Nick InMail

500+ connections

https://www.linkedin.com/in/nick-borosh-b0a7a653

Contact Info

Background

Experience

Creative Manager
Laser Spine Institute
November 2014 – Present (1 year 8 months) | Tampa/St. Petersburg, Florida Area

Founder + Chief Creative Officer
BeerFit Running Series
January 2013 – Present (3 years 6 months) | Greater Atlanta Area

BeerFit has created a new category of experiential events combing running and beer. The headlining event, The Brew Mile, has quickly expanded to operate events in 15+ states and entertain over 40,000 participants.

The BeerFit Series is expanding in 2016 to include the Power Hour Run that will attract an even broader demographic of runners and beer lovers alike. Cheers!
http://runbeerfit.com/

Founder + Chief Creative Officer
Pueri Elemental, LLC
2011 – Present (5 years) | Brooklyn, NY

Pueri (pronounced 'poo-air-ee') is Latin for "the boys" and Elemental means "embodying the powers of nature". Pueri is an interactive childrens toy company taking timeless toys and evolving them with today's technology.

It all began with a bop bag and a dream. Kids have tons of energy. Their days are long and over-scheduled. As parents, we can see it in their eyes … kids need to be physical, but there's not always time for the park. An inflatable bop bag to the rescue? We loved it as kids, but not so much as adults. We couldn't find a bop bag that lasted longer than 24-hours. So we decided to make it better, using USA-sourced vinyl and soft fabric covers, featuring beautiful designs and made from recycled content. We named it Eco-Bonk. Then we realized we had created something far greater -- the perfect canvas to feature any photo or image -- a way to personalize your fun. With that, BonkYourself was born.
http://bonkyourself.com/

Interactive Art Director
Raymond James Financial Inc.
2011 – November 2014 (3 years) | Saint Petersburg, FL

Skills

Top Skills

- 21 Creative Direction
- 19 Adobe Creative Suite
- 13 Web Design
- 13 Social Media Marketing
- 10 Advertising
- 7 Email Marketing
- 6 User Interface Design
- 5 Social Media
- 4 Photoshop
- 4 Graphic Design

Nick also knows about...

3 CSS · 3 HTML · 3 Web Development · 3 Copywriting · 2 Corporate Branding · 2 Illustrator · 2 Typography · 1 Brand Development · 1 Flash · 1 Dreamweaver · 1 Adobe Acrobat · 1 jQuery · 1 Logo Design · 1 WordPress · SEO · See 1+ >

Education

Appalachian State University
Bachelor of Science (BS), Graphic Arts and Imaging Technology
1998 – 2002

University of Pennsylvania - The Wharton School
Integrated Marketing Communications
2015

Organizations

Additional Organizations

ASTRA, WBENC

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